UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: May 1, 2008

(Date of earliest event reported)

BigBand Networks, Inc.

(Exact Name of Registrant as specified in Charter)

Delaware	Commission File No.:	04-3444278
(State or other Jurisdiction of incorporation)	001-33355	(I.R.S. Employer Identification No.)

475 Broadway Street

Redwood City, California 94063

(Address of Principal Executive Offices, including zip code)

(650) 995-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

The information pursuant to Item 2.02 in this report on Form 8-K is being furnished as contemplated by General Instruction B(2) to Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

On May 1, 2008, we announced the results of our operations for the first quarter ended March 31, 2008. The complete release is attached to this report as Exhibit 99.1.

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On April 29, 2008, the Audit Committee of the Board of Directors authorized a restructuring plan pursuant to which employees are terminated under a plan of termination described in Financial Accounting Standards No. 146 Accounting for Costs Associated with Exit or Disposal Activities (SFAS No. 146). A total of $1.2 million in charges is expected to be incurred in connection with this plan, including charges of $0.4 million for severance costs and $0.8 million for lease termination costs.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	BigBand Networks, Inc. Press Release dated May 1, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIGBAND NETWORKS, INC.
Date: May 1, 2008
	By:	/s/ Maurice L. Castonguay
Maurice L. Castonguay
Senior Vice President, Chief Financial Officer
(Principal Accounting and Financial Officer)

EXHIBITS

99.1	BigBand Networks, Inc. Press Release dated May 1, 2008